SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 11, 2017 (December 6, 2017)

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37776	52-2175898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2nd Floor, Wanyuan Business Center

10 N Hongda Road

Daxing District, Beijing

People’s Republic of China

(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 10-87227366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Material

On December 6, 2017, Shineco, Inc. ("Shineco" or the "Company"), a manufacturer and distributor of Chinese herbal medicines, organic agricultural products, specialized textiles, and other health and well-being focused plant-based products in China, through its joint venture company, Xinjiang Shineco Taihe Agriculture Technology Ltd. ("Xinjiang Taihe"), has entered into a definitive Share Exchange and Acquisition Agreement (the “Agreement”) with Western Xinjiang Tiansheng Agricultural Development Co., Ltd ("Xinjiang Tiansheng"), a leading nursery and agricultural company with extensive industry experience in Xinjiang, China.

Pursuant to the Agreement, Xinjiang Taihe will receive 51% equity ownership in Xinjiang Tiansheng for further investment in apocynum business expansion in Xinjiang, China, in exchange for a combination of 14% equity ownership in Xinjiang Taihe and cash payments in three separate installments (the “Acquisition Consideration”). The Acquisition Consideration in the aggregate is valued at RMB 23.8 million contingent upon certain milestones in the next years.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description
10.1	Unofficial English Transaction to Share Exchange and Acquisition Agreement dated December 6, 2017, by and between Xinjiang Shineco Taihe Agriculture Technology Ltd. and Western Xinjiang Tiansheng Agricultural Development Co., Ltd.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHINECO, INC.

By:	/s/ Yuying Zhang
Name:	Yuying Zhang
Its:	Chief Executive Officer

Dated: December 11, 2017